UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1 TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

MARTEK BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	52-1399362 (IRS Employer Identification No.)

6480 Dobbin Road, Columbia, Maryland 21045
(Address of principal executive offices)

Registrant's telephone number including area code: (410) 740-0081

None
(Former name, former address and former fiscal year, if changed since last report)

Item 7. Financial Statements and Exhibits

On May 3, 2002, Martek Biosciences Corporation (“Martek” or the “Company”) filed a Current Report on Form 8-K announcing the merger of a wholly owned subsidiary of Martek with and into OmegaTech, Inc. (“OmegaTech”). This Form 8-K/A includes (i) the historical unaudited consolidated financial statements of OmegaTech and its subsidiary as of March 31, 2002 and for the three-month periods ended March 31, 2002 and 2001, (ii) the historical consolidated audited financial statements of OmegaTech and its subsidiary as of and for the years ended December 31, 2001 and 2000, and (iii) the Martek and OmegaTech unaudited pro forma condensed consolidated financial information for the year ended October 31, 2001 and the six-month period ended April 30, 2002.

(a) Financial Statements of Business Acquired

     Unaudited Consolidated Financial Statements of OmegaTech, Inc. and subsidiary as of March 31, 2002 and for the three-month periods ended March 31, 2002 and 2001, which include the following:

     (i) Consolidated Balance Sheets
      (ii) Consolidated Statements of Operations
      (iii) Consolidated Statements of Cash Flows
      (iv) Notes to Consolidated Financial Statements

     Audited Consolidated Financial Statements of OmegaTech, Inc. and subsidiary as of and for the years ended December 31, 2001 and 2000, which include the following:

     (i) Independent Auditors' Report
     (ii) Consolidated Balance Sheets
     (iii) Consolidated Statements of Operations
     (iv) Consolidated Statements of Stockholders' Equity
     (v) Consolidated Statements of Cash Flows
     (vi) Notes to Consolidated Financial Statements

(b) Pro Forma Financial Information

     Unaudited Pro Forma Condensed Consolidated Financial Statements of Martek Biosciences Corporation and OmegaTech, Inc., which include the following:

     (i) Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements
     (ii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended October 31, 2001
     (iii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six-month period ended April 30, 2002
     (iv) Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c) Exhibits

23.1 Consent of Ernst & Young LLP (filed herewith)
23.2 Consent of Deloitte & Touche LLP (filed herewith)
99.1 Press Release dated April 25, 2002 (previously filed)
99.2 Agreement and Plan of Merger, dated March 25, 2002, by and among Martek Biosciences Corporation, OmegaTech, Inc. and OGTAQ Corp. (previously filed)*
99.3 First Amendment to the Agreement and Plan of Merger dated as of March 25, 2002 by and among OmegaTech, Inc., Martek Biosciences Corporation, and OGTAQ Corp., dated April 24, 2002 by and among Martek Biosciences Corporation, OmegaTech, Inc., OGTAQ Corp. and Robert Zuccaro, in his capacity as the Stockholders' Representative. (previously filed)*

*These Exhibits contain a list briefly identifying the contents of all omitted schedules and Martek will furnish supplementally a copy of any omitted schedule to the Commission at its request.

OMEGATECH, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2002 AND DECEMBER 31, 2001

------------------------------------------------------------------------------------------------------------------------
                                                                                      March 31,        December 31,
                                                                                        2002               2001
                                                                                     (unaudited)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                        $   373,320        $   269,336
  Accounts receivable, net of allowance for doubtful accounts
    of $17,076                                                                         806,272            862,786
  Inventories                                                                        1,391,239          1,579,601
  Other current assets                                                                 366,885            257,168
                                                                                   -------------     --------------
        Total current assets                                                         2,937,716          2,968,891

PROPERTY AND EQUIPMENT:
  Lab equipment                                                                      1,149,837          1,226,479
  Computers and software                                                               517,870            524,588
  Furniture and fixtures                                                               399,743            429,601
  Leasehold improvements                                                               141,731            191,110
  Automobiles                                                                           47,200             47,200
  Construction in progress                                                             334,079            127,500
                                                                                   -------------     --------------
                                                                                     2,590,460          2,546,478
  Less accumulated depreciation                                                     (1,151,897)        (1,082,527)
                                                                                   -------------     --------------
        Property and equipment, net                                                  1,438,563          1,463,951

LICENSES, net of accumulated amortization of $667,498
  and $568,707                                                                        3,415,934          3,514,725

PATENTS, net of accumulated amortization of $120,638
  and $106,784                                                                          743,550            719,946

OTHER INTANGIBLE ASSETS, net of accumulated
  amortization of $48,382 and $44,570                                                   181,349            173,553

OTHER NON-CURRENT ASSETS                                                                307,114            403,514
                                                                                   -------------     --------------

TOTAL                                                                              $  9,024,226       $  9,244,580
                                                                                   =============     ==============

See notes to the consolidated financial statements.

------------------------------------------------------------------------------------------------------------------------

                                                                                      March 31,        December 31,
                                                                                       2002                 2001
                                                                                     (unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                  $ 2,236,840        $ 3,988,770
  Accrued liabilities                                                                 1,394,102            345,562
  Note payable to shareholders                                                        4,398,279          1,950,734
  Current maturities of obligations under capital lease                                 177,802            173,930
                                                                                   --------------     --------------
        Total current liabilities                                                     8,207,023          6,458,996

LONG TERM ROYALTY PAYABLE                                                               212,250            175,000

LONG TERM OBLIGATIONS UNDER CAPITAL LEASE                                                34,785             80,716
                                                                                   --------------     --------------

        Total liabilities                                                             8,454,058          6,714,712

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value, 10,000,000 shares authorized,
    and no shares issued and outstanding                                                    -                   -
  Common stock, $.001 par value, 50,000,000 shares authorized,
   15,706,000 and 15,634,000 shares issued and outstanding                                15,706            15,634
  Additional paid-in capital                                                          54,505,769        46,000,980
  Accumulated deficit                                                                (49,354,551)      (42,828,905)
  Deferred stock compensation                                                         (4,585,513)         (650,626)
  Accumulated other comprehensive (loss)                                                  11,243)           (7,215)
                                                                                    --------------    --------------
        Total stockholders' equity                                                       570,168         2,529,868

TOTAL                                                                                $ 9,024,226       $ 9,244,580
                                                                                    ==============    ==============

OMEGATECH, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
THREE MONTHS ENDED MARCH 31, 2002 AND 2001

------------------------------------------------------------------------------------------------------------------------
                                                                                        2002                2001

REVENUES:
  Product sales                                                                   $ 1,019,099         $ 1,652,366
  Royalties                                                                            10,152              -
                                                                                 --------------      --------------
        Total revenues                                                              1,029,251           1,652,366
                                                                                 --------------      --------------

COSTS AND EXPENSES:
  Cost of sales                                                                       722,379           1,488,492
  Selling, general and administrative                                               3,575,502           3,989,953
  Research and development                                                            676,939           1,136,000
                                                                                 --------------      --------------
        Total costs and expenses                                                    4,974,820           6,614,445
                                                                                 --------------      --------------
LOSS FROM OPERATIONS                                                               (3,945,569)         (4,962,079)

OTHER INCOME (EXPENSE):
  Interest and investment income                                                        1,991             129,431
  Interest expense                                                                 (2,582,068)             (3,011)
                                                                                 --------------      --------------

NET LOSS                                                                           (6,525,646)         (4,835,659)

OTHER COMPREHENSIVE LOSS -
  Foreign currency translation adjustment                                              (4,028)            (35,648)
                                                                                 --------------      --------------

NET COMPREHENSIVE LOSS                                                           $ (6,529,674)       $ (4,871,307)
                                                                                 ==============     ===============

BASIC AND DILUTED LOSS PER COMMON SHARE                                          $      (0.42)       $      (0.31)
                                                                                 ==============     ===============

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES USED IN PER SHARE CALCULATION                                             15,704,000          15,634,000
                                                                                 ==============     ===============

See notes to the consolidated financial statements.

OMEGATECH, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2002 AND 2001

------------------------------------------------------------------------------------------------------------------------

                                                                                           2002             2001

OPERATING ACTIVITIES:
  Net loss                                                                           $(6,525,646)     $(4,835,659)
  Adjustments to reconcile net loss to net cash used in operating activities:            119,700             -
    Depreciation and amortization                                                        230,654          109,962
    Amortization of debt discounts                                                     2,447,545             -
    Stock-based compensation expense                                                     300,007           68,750
    Other                                                                                 33,222            8,102
    Net change in operating assets and liabilities:
      Accounts receivable                                                                 56,514          182,290
      Inventories                                                                        188,362         (144,728)
      Other assets                                                                       (13,317)        (105,618)
      Accounts payable                                                                (1,751,930)         853,664
                                                                                    --------------   --------------
        Net cash used in operating activities                                         (3,866,349)      (3,617,388)
                                                                                    --------------   --------------

INVESTING ACTIVITIES:
  Proceeds from sales and maturities of investments                                           -         1,960,220
  Purchase of property and equipment                                                    (208,509)        (219,237)
  Additions to intangible assets                                                         (49,066)        (200,859)
                                                                                    --------------   --------------
        Net cash provided by (used in) investing activities                             (257,575)       1,540,124
                                                                                    --------------   --------------

FINANCING ACTIVITIES:
  Proceeds from note payable to shareholders                                           4,269,607             -
  Proceeds from option exercises                                                             360             -
  Principal payments on capital leases                                                   (42,059)         (14,468)
                                                                                    --------------   --------------
        Net cash provided by (used in) financing activities                            4,227,908          (14,468)
                                                                                    --------------   --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     103,984       (2,091,732)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                             269,336        6,127,802

CASH AND CASH EQUIVALENTS, END OF YEAR                                                $  373,320      $ 4,036,070
                                                                                    ==============   ==============

SUPPLEMENTAL CASH FLOW DISCLOSURE -
  Cash paid for interest                                                               $   6,120      $     3,011

NON-CASH INVESTING AND FINANCIAL ACTIVITIES -
  Warrants issued with debt
                                                                                       4,269,607             -

See notes to the consolidated financial statements.

OMEGATECH, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS THREE
MONTHS ENDED MARCH 31, 2002 AND 2001

-----------------------------------------------------------------------------------------------------------------------

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – The accompanying unaudited condensed consolidated financial statements of OmegaTech, Inc. and subsidiary (collectively, “the Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and in accordance with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements, and should be read in conjunction with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2001. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

The Company has incurred net losses of $6,525,646 and $16,532,572 for the period ended March 31, 2002 and year ended December 31, 2001, respectively. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has been actively pursuing financing sources and in 2001, the Company engaged investment bankers for private equity fundraising and to evaluate merger and acquisition opportunities presented to the Company. In January 2002, the Company obtained bridge loan financing of $4,700,000, see Note 2. The Company has also engaged in certain non-strategic cost cutting measures. On March 25, 2002, the Company signed a definitive agreement to merge with Martek Biosciences Corporation and the merger closed on April 25, 2002, see Note 5.

Inventories - Inventories consisted of the following:

                                                                                        March 31,       December 31,
                                                                                          2002              2001

                Finished goods                                                          $ 865,801        $1,178,636
                Raw materials                                                             525,438           400,965
                                                                                      ------------      ------------
                Total                                                                  $1,391,239        $1,579,601
                                                                                      ============      ============
Net Loss Per Common Share – The loss per share is presented in accordance with the provisions of SFAS No. 128, “Earnings Per Share” (EPS). Basic EPS is calculated by dividing the income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Basic and diluted EPS were the same for 2002 and 2001 because the Company had losses from operations and therefore, the effect of all potential common stocks was antidilutive.

Stock options, warrants outstanding and their equivalents are included in diluted earnings per share computations through the “treasury stock method” unless they are antidilutive. Common share equivalents are excluded from the computations in loss periods, as their effect would be antidilutive.

Segment Information – The Company currently operates in one business segment, the development and commercialization of algae and algal derivatives in the biotech, medical and food industries. The Company is managed and operated as one business. The entire business is comprehensively managed by a single management team that reports to the Chief Executive Officer. The Company does not operate separate lines of business or separate business entities with respect to its products or product candidates. Accordingly, the Company does not have separately reportable segments as defined by SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information.”

The Company’s long-lived assets in geographic areas outside the United States are not material. Sales from customers located in the following geographic areas are:

                                                                                                 March 31,
                                                                                        2002              2001
                United States                                                          $ 727,963        $1,400,182
                Europe                                                                   162,574           197,584
                Other                                                                    138,714            54,600
                                                                                     ------------      ------------
                Total                                                                 $1,029,251        $1,652,366
                                                                                     ============      ============
During the years ended March 31, 2002 and 2001, the Company received 33% and 9%, respectively, of its revenues from one customer. No other customers accounted for over 10% of revenues.

Accounts receivable consisted of 13% and 9% due from two customers at March 31, 2002 and 44% and 17% from two customers at March 31, 2001.

Recent Accounting Pronouncements – In July 2001, SFAS No. 141, “Business Combinations” was issued. SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of SFAS 141 did not have a material impact to the Company’s financial condition or results of operations.

In January 2002, the Emerging Issues Task Force (“EITF”) issues Consensus No. 01-09, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).” EITF 01-09 requires that sales incentives and other similar types of consideration given to a customer or reseller of the vendor’s products be classified as a reduction of revenue. The adoption of EITF 01-09 in the first quarter of 2002 did not have a material impact on the Company’s financial condition or results of operations.

Effective January 2002, the Company is subject to SFAS No. 142, “Goodwill and Other Intangible Assets.” Under the provisions of SFAS No. 142, goodwill is no longer subject to amortization over its estimated useful life. Instead, goodwill is assessed for impairment on an annual basis (or more frequently if circumstances indicate a possible impairment) by means of a fair-value-based test. SFAS No. 142 requires that existing goodwill as of June 30, 2001 continue to be amortized through the end of the current calendar year, after which no further amortization of goodwill will be permitted. The implementation of SFAS No. 142 did not have a material impact to the Company’s financial condition or results of operations.

The Company will adopt SFAS No. 143, “Accounting for Asset Obligations,” no later than January 1, 2003. Under SFAS No. 143, the fair value of a liability for an asset retirement obligation covered under the scope of SFAS No. 143 would be recognized in the period in which the liability is incurred, with an offsetting increase in the carrying amount of the related long-lived asset. Over time, the liability would be accreted to its present value, and the capitalized cost would be depreciated over the useful life of the related asset. Upon settlement of the liability, an entity would either settle the obligation for its recorded amount or incur a gain or loss upon settlement. The Company is still studying this newly-issued standard to determine, among other things, whether it has any asset retirement obligations which are covered under the scope of SFAS No. 143. The effect to the Company of adopting this standard, if any, has not yet been determined.

In August 2001, SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” was issued. SFAS No. 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. SFAS No. 144 is effective for the Company’s fiscal year beginning in 2002, and did not have a material impact to the Company’s financial condition or results of operations.

2. NOTES PAYABLE TO SHAREHOLDERS

On September 25, 2001, the Company entered into a secured promissory note and warrant purchase agreement (the “Facility”) with a partnership of Company shareholders to obtain approximately $2,000,000 in bridge financing. The outstanding balance under the Facility bears interest of 12% and matures on April 30, 2002 and is secured by substantially all the Company’s assets. In connection with entering into the Facility, the Company issued warrants to acquire 44,000 shares of the Company’s common stock, par value $.001, with an exercise price of $0.05. The warrants expire on the date ten years after the issuance date. The value assigned to the warrants, totaling $86,215, was recorded as a discount on the notes payable and is being amortized to interest expense over the term of the note. In the quarter ended March 31, 2002, the Company charged a total of $36,949 to interest expense related to the value of these warrants. The fair value of the warrants was determined using a Black-Scholes model and was calculated using a risk free interest rate of 2.71%, expected volatility of 75%, no dividends, and a term of five years.

In January 2002, the Company entered into a Bridge Loan Financing Agreement with a partnership comprised of certain shareholders of the Company. Under the terms of the agreement, the Company may borrow up to $5,000,000 with a 12 percent interest rate. Additionally, the Company issued 5,000,000 warrants with an exercise price of $0.01 per share to purchase shares of the Company’s common stock. The warrants were immediately vested upon issuance and are exercisable for a term of ten years. The fair value of the warrants, limited to the total proceeds received in the financing, is being amortized to interest expense over the term of the loan as funding has been received under this agreement. In the quarter ended March 31, 2002, the Company charged a total of $2,410,596 to interest expense related to the value of these warrants. The agreement also provides that upon occurrence of certain events, including but not limited to a change in control or bankruptcy, the principal amount due under the loan will be increased by 100%. The loan is due the earlier of (i) April 30, 2002 or June 1, 2002 if the Company has entered into a written commitment prior to April 30, 2002 regarding an equity financing in the amount of at least $15,000,000, or a change in control transaction, (ii) termination of the commitment, or (iii) closing of an equity financing. At March 31, 2002, $4,269,607 was outstanding under this agreement. As a result of the sale of the Company, as discussed in Note 5, the principal amount due increased to approximately $9.4 million plus accrued interest of approximately $100,000.

3. STOCK OPTIONS

In January 2002, the Company completed an option exchange. Under the terms of the option exchange, option holders were allowed to tender two existing stock options in exchange for one stock option with an exercise price of $0.50 per share, which was at a discount to the then-estimated fair market value of the Company’s common stock. Options granted under this exchange vest ratably over a three-year period. 4,210,540 options were tendered in the exchange and 2,105,270 replacement options were issued. Additionally, the Company issued 169,000 newly granted options with an exercise price of $0.50 per share. As a result of the cancellation and regrant of the options at a discount and granted new options at a discount, the Company recorded $3,413,839 of deferred compensation which is being amortized over the vesting term of 3 years. Compensation expense of $235,272 was recorded in the quarter ended March 31, 2002. Additionally, options that were cancelled and regranted are subject to variable accounting. As a result, at March 31, 2002, the Company recorded an additional $775,441 of deferred compensation and $45,614 of additional compensation expense for the increase in value of the Company’s common stock. These amounts were recorded based on the Company’s estimate of the valuation of the Company as a result of the sale as more fully discussed in Note 5.

4. LICENSE AND SUPPLY AGREEMENT

On January 7, 2002, the Company entered into a License and Supply agreement with Luberski, Inc. (d.b.a. Hidden Villa Ranch (HVR)). Under the agreement, the Company licensed the Gold Circle Farms brand name along with certain technology relating to the production of DHA enhanced eggs in exchange for various purchase commitments of their DHA enhanced feed product. The license term begins January 7, 2002 and ends December 31, 2005. If HVR complies with the agreement, the Gold Circle Farms name and technology becomes their property beginning on January 1, 2006. At that time, HVR could potentially buy their feed ingredient from another vendor. Under the agreement, the Company’s operations will no longer include the production and distribution of DHA enriched eggs. In the three-month period ended March 31, 2001, sales, cost of sales and direct operating costs for egg production and distribution were approximately $1.2 million, $1.2 million and $1.1 million, respectively. Under the license agreement, the Company will no longer receive revenues and incur the related costs from egg sales; however, the license agreement guarantees that minimum amounts of DHA enriched feed will be purchased from the Company by HVR through December 31, 2005. These minimum purchases increase during each year of the contract and the Company expects yearly purchases will exceed the minimum amount of purchases. In addition to revenues generated from DHA enriched feed sales, the Company will earn royalties from egg sales generated by HVR. HVR can terminate the license agreement at any time upon 120 days written notice. If the agreement is terminated the Company would then have the option to license the brand to a third party or to continue the production and distribution of DHA enriched eggs.

5. SUBSEQUENT EVENTS

On March 25, 2002, the Company signed a definitive agreement to merge with Martek Biosciences Corporation in a tax-free, stock for stock merger. Under the terms of the agreement, OmegaTech shareholders will receive approximately $51.5 million worth of Martek common stock as the initial consideration, reduced for the payment of certain liabilities including the notes payable to shareholders of approximately $2.0 million, the bridge loan of approximately $9.5 million, discussed in Note 2, approximately $6.2 million of transaction expenses and severance payments and approximately $1.0 million for the Company’s negative working capital at the closing date, subject to adjustment to actual amounts. Additionally, OmegaTech shareholders may receive up to an additional $40 million worth of Martek common stock based on the attainment of certain earn-out criteria. The merger closed April 25, 2002. The combined company will operate as Martek Biosciences Corporation.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
and Shareholders of
OmegaTech, Inc.:

We have audited the accompanying consolidated balance sheets of OmegaTech, Inc. and Subsidiary (the Company) as of December 31, 2001 and 2000, and the related statements of operations, stockholders’ equity, and cash flows. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 1 and 8 to the financial statements, the Company was merged with Martek Biosciences Corporation on April 25, 2002.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 26, 2002 (April 25, 2002 as to fourth paragraph of Note 8)

OMEGATECH, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2001 AND 2000

------------------------------------------------------------------------------------------------------------------------

ASSETS                                                                                   2001               2000

CURRENT ASSETS:
  Cash and cash equivalents                                                          $  269,336        $ 6,127,802
  Investments                                                                              -             5,749,291
  Accounts receivable, net of allowance for doubtful accounts
    of $17,076 and $119,852                                                             862,786          1,773,771
  Inventories                                                                         1,579,601          1,248,407
  Other current assets                                                                  206,286            311,617
  Prepaid expenses                                                                       50,882             64,139
                                                                                    -------------      -------------
        Total current assets                                                          2,968,891         15,275,027

PROPERTY AND EQUIPMENT:
  Lab equipment                                                                       1,226,479            573,035
  Computers and software                                                                524,588            335,708
  Furniture and fixtures                                                                429,601            412,664
  Leasehold improvements                                                                191,110            195,589
  Automobiles                                                                            47,200             47,200
  Construction in progress                                                              127,500            337,300
                                                                                    -------------      -------------
                                                                                      2,546,478          1,901,496
  Less accumulated depreciation                                                      (1,082,527)          (629,140)
                                                                                    -------------      -------------

        Property and equipment, net                                                   1,463,951          1,272,356

LICENSES, net of accumulated amortization of $568,707
  and $176,160                                                                        3,514,725          3,511,890

PATENTS, net of accumulated amortization of $106,784
  and $70,340                                                                           719,946            316,870

OTHER INTANGIBLE ASSETS, net of accumulated
  amortization of $44,570 and $32,265                                                   173,553            204,086

OTHER NON-CURRENT ASSETS                                                                403,514            148,818
                                                                                    -------------      -------------

TOTAL                                                                               $ 9,244,580        $20,729,047
                                                                                    =============      =============

See notes to the consolidated financial statements.

------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY                                                    2001                 2000

CURRENT LIABILITIES:
  Accounts payable                                                                  $ 3,988,770          $ 1,680,355
  Accrued liabilities                                                                   345,562              140,662
  Note payable to shareholders                                                        1,950,734                 -
  Current maturities of obligations under capital lease                                 173,930               56,402
                                                                                    -------------       --------------

        Total current liabilities                                                     6,458,996            1,877,419

LONG TERM ROYALTY PAYABLE                                                               175,000                 -

LONG TERM OBLIGATIONS UNDER CAPITAL LEASE                                                80,716               99,238
                                                                                    -------------       --------------

        Total liabilities                                                             6,714,712            1,976,657
                                                                                    -------------       --------------

COMMITMENTS AND CONTINGENCIES (Notes 4, 5 and 6)

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 10,000,000 shares authorized,
    and no shares issued and outstanding                                                    -                   -
  Common stock, $.001 par value, 50,000,000 shares authorized,
   15,634,000 shares issued and outstanding                                               15,634              15,634
  Additional paid-in capital                                                          46,000,980          45,426,963
  Accumulated deficit                                                                (42,828,905)        (26,296,333)
  Deferred stock compensation                                                           (650,626)           (439,491)
  Accumulated other comprehensive income (loss)                                           (7,215)             45,617
                                                                                    -------------       --------------

        Total stockholders' equity                                                     2,529,868          18,752,390
                                                                                    -------------       --------------

TOTAL                                                                                $ 9,244,580        $ 20,729,047
                                                                                    =============       ==============

OMEGATECH, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2001 AND 2000

------------------------------------------------------------------------------------------------------------------------

                                                                                        2001                2000

REVENUES:
  Product sales                                                                    $ 6,873,800         $ 5,778,150
  Royalties                                                                               -                379,637
                                                                                  --------------     ---------------

        Total revenues                                                               6,873,800           6,157,787
                                                                                  --------------     ---------------

COSTS AND EXPENSES:
  Cost of sales                                                                      5,938,374           4,452,124
  Selling, general and administrative                                               11,699,925          10,455,102
  Research and development                                                           5,918,929           3,968,738
                                                                                  --------------     ---------------
        Total costs and expenses                                                    23,557,228          18,875,964
                                                                                  --------------     ---------------

LOSS FROM OPERATIONS                                                               (16,683,428)        (12,718,177)

OTHER INCOME (EXPENSE):
  Interest and investment income                                                       292,656           1,014,014
  Interest expense                                                                    (144,483)            (14,980)
  Other income, net                                                                      2,683              26,159
                                                                                  --------------     ---------------

NET LOSS                                                                          $(16,532,572)       $(11,692,984)
                                                                                  ==============     ===============

BASIC AND DILUTED LOSS PER COMMON SHARE                                                  (1.05)              (0.81)
                                                                                  ==============     ===============

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES USED IN PER SHARE CALCULATION                                               15,634,000          14,365,121
                                                                                  ==============     ===============

See notes to the consolidated financial statements.

OMEGATECH, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2001 AND 2000

------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Accumulated
                                                                                                                  Other
                                                                          Additional                Deferred   Comprehensive     Total
                                                     Common Stock           Paid-In   Accumulated    Stock        Income     Stockholders'
                                                   Shares       Amount      Capital     Deficit   Compensation    (Loss)        Equity

BALANCE,  DECEMBER 31, 1999                      12,459,980 $  12,460  $  22,974,717 $(14,603,349)   $   -     $     -      $  8,383,828
  Issuance of common stock for
    cash (net of offering costs of $301,769)      3,105,880     3,106     21,428,732         -           -           -        21,431,838
  Stock based compensation                           41,460        41        425,551         -           -           -           425,592
  Stock options exercised                            26,680        27         91,579         -           -           -            91,606
  Deferred stock compensation                          -         -           506,384         -       (506,384)       -              -
  Amortization of deferred stock
    compensation                                       -         -              -            -         66,893        -            66,893
Comprehensive loss:
  Net loss                                             -         -              -     (11,692,984)       -           -       (11,692,984)
  Foreign currency translation adjustment              -         -              -            -           -          9,969          9,969
  Unrealized gain on available for
    sale securities                                    -         -              -            -           -         35,648         35,648
                                                                                                                            -------------
  Net comprehensive loss                               -         -              -            -           -           -       (11,647,367)
                                                 ---------- --------- -------------- ------------- ----------- -----------  -------------
BALANCE, DECEMBER 31, 2000
                                                 15,634,000    15,634     45,426,963  (26,296,333)   (439,491)     45,617     18,752,390
  Stock based compensation                             -         -           487,802         -       (487,802)       -              -
  Issuance of common stock warrants with
    notes payable                                      -         -            86,215         -           -           -            86,215
  Amortization of deferred stock compensation          -         -              -            -        276,667        -           276,667
Comprehensive loss:
  Net loss                                             -         -              -     (16,532,572)       -           -       (16,532,572)
  Foreign currency translation adjustment              -         -              -            -           -        (17,184)       (17,184)
  Unrealized gain on available for
    sale securities                                    -         -              -            -           -        (35,648)       (35,648)
                                                                                                                            -------------
  Net comprehensive loss                               -         -              -            -           -           -       (16,585,404)
                                                 ---------- --------- -------------- ------------- ----------- -----------  -------------
BALANCE, DECEMBER 31, 2001                       15,634,000 $  15,634 $   46,000,980 $(42,828,905) $ (650,626) $   (7,215)  $  2,529,868

See notes to the consolidated financial statements.

OMEGATECH, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001 AND 2000

-------------------------------------------------------------------------------------------------------------------------

                                                                                         2001                2000
OPERATING ACTIVITIES:
  Net loss                                                                        $ (16,532,572)      $(11,692,984)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                       948,344            446,406
    Amortization of debt discount                                                        36,949               -
    Stock-based compensation expense                                                    276,667            196,024
    Net change in operating assets and liabilities:
      Accounts receivable                                                               910,985        (1,147,989)
      Inventories                                                                      (331,194)        (1,010,017)
      Prepaid expenses                                                                   13,257             32,284
      Other assets                                                                     (149,365)          (295,521)
      Accounts payable                                                                2,308,415            601,110
      Accrued liabilities                                                               204,900             20,449
      Royalty payable                                                                   175,000               -
      Other                                                                             (52,832)             9,969
                                                                                 ----------------    ---------------
        Net cash used in operating activities                                       (12,191,446)       (12,840,269)
                                                                                 ----------------    ---------------

INVESTING ACTIVITIES:
  Proceeds from sales and maturities of investments                                   5,749,291         15,207,326
  Purchase of investments                                                                  -           (20,852,544)
  Purchase of property and equipment                                                   (688,537)          (965,454)
  Additions to intangible assets                                                       (826,780)        (3,931,384)
                                                                                 ----------------    ---------------
        Net cash provided by (used in) investing activities                           4,233,974        (10,542,056)

FINANCING ACTIVITIES:
  Proceeds from note payable to shareholder                                           2,000,000               -
  Proceeds from option exercises                                                           -                91,606
  Principal payments on capital leases                                                   99,006            (52,372)
  Proceeds from issuance of common stock                                                   -            21,728,299
                                                                                 ----------------    ---------------
        Net cash provided by financing activities                                     2,099,006         21,767,533
                                                                                 ----------------    ---------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                            (5,858,466)        (1,614,792)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                          6,127,802          7,742,594
                                                                                 ----------------    ---------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                              $   269,336       $  6,127,802
                                                                                 ================    ===============

SUPPLEMENTAL CASH FLOW DISCLOSURE -
  Cash paid for interest                                                            $    33,453         $   14,980

NONCASH INVESTING AND FINANCING ACTIVITY:
  Issuance of common stock warrants with notes payable                              $    86,215         $     -
  Assets acquired under capital leases                                                   95,293               -
  Stock issued for underwriter fees                                                        -               296,461

See notes to the consolidated financial statements.

OMEGATECH, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS
ENDED DECEMBER 31, 2001 AND 2000

-----------------------------------------------------------------------------------------------------------------------

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business – OmegaTech, Inc. was incorporated in 1987 for the purpose of researching and developing new technologies for the use of algae and algal derivatives in the biotech, medical and food industries. OmegaTech, Inc. and its subsidiary are collectively referred to as the Company. The Company has developed and patented a method and process of producing docosahexaenoic acid (DHA), a long-chain Omega-3 highly unsaturated fatty acid, as nutritional supplements. The Company’s DHA technology allows the food industry to provide consumers with a broad range of food products to supplement consumers’ diets with long-chain fatty acids. Current applications for the Company’s DHA products include the worldwide markets for human dietary supplements, foods, beverage, and animal and aquaculture nutrition segments. The Company began selling its products in the United States in 1998 and currently has export sales to Mexico, South America, Europe and Asia.

Basis of Presentation – The Company has incurred net losses of $16,532,572 and $11,692,984 for the years ended December 31, 2001 and 2000. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has been actively pursuing financing sources and in 2001, the Company engaged investment bankers for private equity fundraising and to evaluate merger and acquisition opportunities presented to the Company. In January 2002, the Company obtained bridge loan financing of $4,700,000, see Note 8. The Company has also engaged in certain non-strategic cost cutting measures. Management believes that the bridge loan, coupled with the non-strategic cost cutting measures, will fund operations through April 2002. On March 25, 2002, the Company signed a definitive agreement to merge with Martek Biosciences Corporation and the merger closed on April 25, 2002, see Note 8.

Basis of Consolidation – The financial statements include the accounts of the Company and its wholly-owned subsidiary. All material balances and transactions have been eliminated in consolidation.

Use of Estimates – The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents – The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk – Financial instruments which subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company extends credit to licensees, which are located in Europe, the Americas and Asia. This concentration of credit risk may be affected by changes in economic or other conditions and may, accordingly, impact the Company’s overall credit risk. However, management believes that the risk to the Company is not significant.

Investments – The Company classifies its investment securities as held to maturity, available for sale, or trading according to management’s intent. Bonds, notes and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts. Available for sale securities consist of bonds, notes and debentures not classified as held to maturity securities and are reported at fair market value as determined by quoted market prices. Unrealized holding gains and losses are reported in accumulated other comprehensive income (loss) until realized. Premiums and discounts are recognized in interest income using the effective interest method over the period to maturity. The amortized cost and estimated fair value of investment securities at December 31, 2000 are summarized as follows:

                                                                                      Corporate       Federal Home
                                                                                        Bonds           Loan Note

                Amortized cost                                                        $1,989,646        $3,574,975
                Gross unrealized gains                                                      -               35,648
                                                                                   --------------      ------------
                Estimated fair value                                                  $1,989,646        $3,610,623
                                                                                   ==============      ============
Corporate bonds are classified as held-to-maturity and matured and were liquidated during 2001 to fund current operations. The Federal Home Loan Note is classified as available-for-sale. The Company liquidated this investment during 2001. Gross realized gains and losses on the investment classified as available-for-sale for the year ended December 31, 2001 and 2000 were not material. Other investments at December 31, 2000 consist of certificates of deposit for $149,022 which matured in 2001.

Inventories - Inventories are stated at the lower of cost, using the first-in, first-out method, or market. Inventories consisted of the following:

                                                                                               December 31,
                                                                                          2001              2000
                                                                                     ------------      ------------
                Finished goods                                                        $1,178,636        $1,230,290
                Raw materials                                                            400,965            18,117
                                                                                     ------------      ------------
                Total                                                                 $1,579,601        $1,248,407
                                                                                     ============      ============
Other Current Assets – Other current assets include non-interest bearing advances due from employees totaling $9,334 and $143,800 at December 31, 2001 and 2000, respectively. The amounts are relocation advances.

Property and Equipment – Property and equipment are recorded at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets, ranging from three to five years. Assets recorded under capital lease and leasehold improvements are amortized using the straight-line method, over the shorter of their useful lives or the terms of the related lease. No depreciation is provided on the construction in progress.

Intangible Assets – Intangible assets consist of patents, trademarks, licenses and rights to technology. The intangible assets are amortized using the straight-line method over the estimated useful lives of the assets, ranging from ten to seventeen years.

Valuation of Long-Lived Assets – The Company reviews long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is determined based on future net cash flows from the use and ultimate disposition of the asset. Impairment loss is calculated as the difference between the carrying amount of the asset and its fair value. The Company has not recognized any impairment losses.

Fair Value of Financial Instruments – The fair value of the Company’s financial instruments approximates their carrying values due to the relatively short periods to maturity.

Revenue Recognition – The Company records sales at the time of shipment when title to the product transfers and the customer bears the risk of loss. Royalties on third party sales are recognized when product is shipped by the licensee based on the invoiced amount by the licensee and royalty rates as specified in the agreement with the licensee.

Research and Development – Research and development costs are expensed when incurred and are comprised of salaries and benefits, allocated overhead and occupancy costs, materials and supplies, contract services and other outside costs.

Advertising – Advertising costs are expensed as incurred. During the years ended December 31, 2001 and 2000, the Company expensed $131,453 and $635,791 respectively, as advertising costs.

Royalty Expense – The Company records royalty expense based on the amount of qualifying sales and the applicable royalty rates in the periods those sales are made. Future minimum royalties are recorded in the period due unless it is not expected that the minimum royalties will be recovered by sales in those periods.

Stock-Based Compensation – The Company accounts for its stock-based awards to employees, officers and directors using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and its related interpretations and has adopted the disclosures-only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 “Accounting for Stock-Based Compensation.” The Company accounts for stock-based awards to non-employees using a fair value method in accordance with SFAS No. 123.

Foreign Currency Translation – The translation of applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during the period. The cumulative translation adjustment is recorded as a component of other comprehensive income.

Income Taxes – Deferred income tax assets and liabilities are computed annually for differences between the financial statement basis and the income tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax liability computations are based on enacted tax laws and rates applicable to the years in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred income tax assets to the amounts expected to be realized.

Comprehensive Income (Loss) – Comprehensive income (loss) is presented in the statement of stockholders’ equity and includes net loss, the change in unrealized gains on available for sale securities and the foreign currency translation adjustment.

Stock Split – In 2001, the Company declared a twenty for one stock split of its common stock. All common stock and additional paid in capital information have been retroactively restated to reflect this split.

Net Loss Per Common Share – The loss per share is presented in accordance with the provisions of SFAS No. 128, “Earnings Per Share” (EPS). Basic EPS is calculated by dividing the income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Basic and diluted EPS were the same for 2001 and 2000 because the Company had losses from operations and therefore, the effect of all potential common stocks was anti-dilutive.

Stock options, warrants outstanding and their equivalents are included in diluted earnings per share computations through the “treasury stock method” unless they are antidilutive. Common share equivalents are excluded from the computations in loss periods, as their effect would be antidilutive. For the years ended December 31, 2001 and 2000 approximately 1.65 million and 1.97 million equivalent dilutive securities (common stock options and warrants), have been excluded from the weighted-average number of common shares outstanding for the diluted net loss per share computations as they are antidilutive.

Segment Information – The Company currently operates in one business segment, the development and commercialization of algae and algal derivatives in the biotech, medical and food industries. The Company is managed and operated as one business. The entire business is comprehensively managed by a single management team that reports to the Chief Executive Officer. The Company does not operate separate lines of business or separate business entities with respect to its products or product candidates. Accordingly, the Company does not have separately reportable segments as defined by SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information.”

The Company’s long-lived assets in geographic areas outside the United States are not material. Sales from customers located in the following geographic areas are:

                                                                                               December 31,
                                                                                          2001              2000
                                                                                     -------------      ------------
                United States                                                         $ 5,718,536        $4,224,385
                Europe                                                                    885,764         1,466,734
                Other                                                                     269,500           466,668
                                                                                     -------------      ------------

                Total                                                                 $ 6,873,800        $6,157,787
                                                                                     =============      ============
During the years ended December 31, 2001 and 2000, the Company received 17% and 13%, respectively, of its revenues from one customer. No other customers accounted for over 10% of revenues.

Accounts receivable consisted of 17% and 14% due from two customers at December 31, 2001 and 29% and 13% from two customers at December 31, 2000.

Recent Accounting Pronouncements – In July 2001, SFAS No. 141, “Business Combinations” was issued. SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of SFAS 141 did not have a material impact to the Company’s financial condition or results of operations.

“In January 2002, the Emerging Issues Task Force (“EITF”) issues Consensus No. 01-09, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).” EITF 01-09 requires that sales incentives and other similar types of consideration given to a customer or reseller of the vendor’s products be classified as a reduction of revenue. The Company will adopt EITF 01-09 in 2002. The effect of this EITF Consensus is not expected to have a material impact on the Company’s financial conditions or results of operations due to the licensing of the Gold Circle Farms brand in January 2002, see Note 8.”

Effective January 2002, the Company is subject to SFAS No. 142, “Goodwill and Other Intangible Assets.” Under the provisions of SFAS No. 142, goodwill is no longer subject to amortization over its estimated useful life. Instead, goodwill is assessed for impairment on an annual basis (or more frequently if circumstances indicate a possible impairment) by means of a fair-value-based test. SFAS No. 142 requires that existing goodwill as of June 30, 2001 continue to be amortized through the end of the current calendar year, after which no further amortization of goodwill will be permitted. The Company believes the implementation of SFAS No. 142 will not have a material impact to the Company’s financial condition or results of operations.

The Company will adopt SFAS No. 143, “Accounting for Asset Obligations,” no later than January 1, 2003. Under SFAS No. 143, the fair value of a liability for an asset retirement obligation covered under the scope of SFAS No. 143 would be recognized in the period in which the liability is incurred, with an offsetting increase in the carrying amount of the related long-lived asset. Over time, the liability would be accreted to its present value, and the capitalized cost would be depreciated over the useful life of the related asset. Upon settlement of the liability, an entity would either settle the obligation for its recorded amount or incur a gain or loss upon settlement. The Company is still studying this newly-issued standard to determine, among other things, whether it has any asset retirement obligations which are covered under the scope of SFAS No. 143. The effect to the Company of adopting this standard, if any, has not yet been determined.

In August 2001, SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” was issued. SFAS No. 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. SFAS No. 144 is effective for the Company’s fiscal year beginning in 2002, but is not expected to have a material impact to the Company’s financial condition or results of operations.

Reclassification - Certain amounts in the 2000 financial statements have been reclassified to conform to the 2001 presentation.

2. NOTES PAYABLE TO SHAREHOLDERS

On September 25, 2001, the Company entered into a secured promissory note and warrant purchase agreement (the “Facility”) with a partnership of Company shareholders to obtain approximately $2,000,000 in bridge financing. The outstanding balance under the Facility bears interest of 12% and matures on April 30, 2002 and is secured by substantially all the Company’s assets.

In connection with entering into the Facility, the Company issued warrants to acquire 44,000 shares of the Company’s common stock, par value $.001, with an exercise price of $0.05. The warrants expire on the date ten years after the issuance date. The value assigned to the warrants, totaling $86,215, was recorded as a discount on the notes payable and is being amortized to interest expense over the term of the note. The outstanding principal balance of $1,950,734 at December 31, 2001 is net of the discount and the current period amortization. The fair value of the warrants was determined using a Black-Scholes model and was calculated using a risk free interest rate of 2.71%, expected volatility of 75%, no dividends, and a term of five years. Interest expense for 2001 was $111,030.

3. STOCK OPTION PLANS

The Company adopted a stock option plan in 1996 (the Plan) for key employees and officers of the Company and has reserved 6,000,000 shares of its common stock for issuance under the Plan. The granting of options under the Plan is at the discretion of the Board of Directors. The stock options have a term of 10 years with exercise prices equal to fair market value on the date of grant. The options are generally not exercisable earlier than six months after date of grant, and shall become fully exercisable three years after grant date. The Company has granted 4,860,380 stock options under the Plan. The Company has granted 721,280 stock options in connection with non-plan awards.

Plan and non-plan stock option activity for the years ended December 31, 2001 and 2000 is as follows:

                                                                                                     Weighted-
                                                                                                      Average
                                                                Shares        Exercise Price       Exercise Price

                 Options outstanding, January 1, 2000          3,039,800      $0.01 - $4.79           $ 2.61
                 Options granted                               2,238,200      $4.07 - $7.15           $ 6.54
                 Options exercised                               (26,680)     $3.43                   $ 3.43
                 Options forfeited                               (38,320)     $3.43 - $4.79           $ 4.32
                                                              -----------

                 Options outstanding, December 31, 2000        5,213,000      $0.01 - $7.15           $ 4.24
                 Options granted                                 763,660      $1.65 - $7.15           $ 3.82
                 Options exercised                                     -            -                 $ -
                 Options forfeited                              (395,000)     $4.79 - $7.15           $ 5.63
                                                              -----------
                 Options outstanding, December 31, 2001        5,581,660      $0.01 - $7.15           $ 4.09
                                                              ===========
                 Options exercisable:
                 December 31, 2001                             3,942,400      $0.01 - $7.15           $ 3.56
                 December 31, 2000                             2,876,180      $0.01 - $7.15           $ 2.58
The weighted average fair value of options granted in 2001 and 2000 with exercise prices equal to the market price at date of grant was $1.65 and $2.79, respectively. The weighted average fair value of options granted in 2001 and 2000 with exercise prices less than the market price at date of grant was $2.09 and $3.39, respectively. Compensation recorded in 2001 and 2000 for options with exercise prices less than the market price is $276,667 and $196,024, respectively.

The following table summarizes information about Plan and non-plan stock options outstanding and exercisable as of December 31, 2001:

                                                      Weighted                                    Weighted
                                                      Average         Weighted                    Average
                     Range of         Options        Remaining         Average       Options    Exercise Price
                 Exercise Prices   Outstanding  Contractual Life  Exercise Price  Exercisable   Exercisable

                 $0.01                240,580          1.0            $ 0.01         240,580      $ 0.01
                 $0.62 - $0.70      1,041,540          5.4              0.67       1,041,540        0.67
                 $1.65                459,660         10.0              1.65             -          -
                 $3.43 - $4.31      1,299,520          7.1              3.80       1,299,520        3.80
                 $4.79 - $6.08        770,400          8.6              4.87         567,080        4.90
                 $7.15              1,769,960          9.2              7.15         793,680        7.15
                                   -----------                                    -----------

                                    5,581,660                                      3,942,400
                                   ===========                                    ===========
The Company granted stock options in 2001 and 2000 to non-employees to purchase 70,000 and 30,960 shares of the Company’s common stock at exercise prices of $7.16 in 2001 and $4.79 and $7.15 per share in 2000. The Company recognized stock-based compensation expense of $71,338 and $49,247 related to these issuances in 2001 and 2000, respectively. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option pricing model and the following weighted average assumptions: no dividend yield, expected volatility of 71% for 2001 and 53% for 2000, risk-free interest rate of 4.39% for 2001 and 5.96% for 2000, and expected life equal to the vesting period.

Had compensation cost for employee, officer and director stock options granted been determined based upon the fair value of the stock options at the grant date, consistent with the methodology prescribed under SFAS No. 123, the Company’s net loss of $16,532,572 and $11,692,984 for the years ended December 31, 2001 and 2000 would have been increased by $2,592,779 and $1,451,032 to a proforma net loss of $19,125,351 and $13,144,016, respectively. Proforma net loss per share for the years ended December 31, 2001 and 2000 is $1.22 and $0.91, respectively. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option pricing model and the following weighted average assumptions: no dividend yield, expected volatility of 71% for 2001 and 53% for 2000, risk-free interest rate of 3.62% for 2001 and 6.24% for 2000, and expected life of three years.

4. EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan covering substantially all employees. All employees are generally eligible to participate in the 401(k) upon attaining 18 years of age. The employees may elect to contribute a percentage of their compensation up to $10,500 to the 401(k) plan. The Company matches the employee’s contributions up to 3% of the employee’s compensation or $5,100, whichever is less. Employees are immediately fully vested in the Company’s matching contributions. The Company’s matching contributions totaled $150,901 and $100,478 during the years ended December 31, 2001 and 2000. In February 2002, the Company discontinued its policy of matching employee contributions.

5. LICENSES

On September 15, 1993, the Company entered into an agreement licensing the rights to certain of the Company’s proprietary DHA technology to a third party (Licensee). The agreement provided for royalties ranging from 3% to 5.5% on certain sales of the Licensee subject to annual minimum royalties. The Company received $362,658 in royalties under the agreement in 2000. The agreement with the Licensee was cancelled during May 2000, as part of the settlement discussed below.

In May 2000, the Company and the Licensee terminated the agreement and entered into a settlement. Under the terms of the settlement, the Licensee transferred back to the Company the technology subject to the license agreement in exchange for the following:

o A $2 million payment at the time of the settlement.

o Annual royalty payments, commencing with the period ended June 30, 2001, for a period of ten years. The rate of these royalties is 5% on net sales of human application and aquaculture products and 2% on animal application products. Commencing with the year ending June 30, 2003 through the year ending June 30, 2010, these royalty payments will be subject to annual minimums of $500,000.

o Up to a $3 million payment at the end of the term of the agreement, July 31, 2010.

The $3 million payment due at the end of the agreement is being accrued over the term of the agreement, using the effective interest method, discounted at 12%, which is the interest rate specified in the agreement. At December 31, 2001, $175,000 was accrued as a long-term liability related to this future expected payment. No amounts have been accrued under the $500,000 annual minimum payments because management expects those amounts to be fully recovered by qualifying sales in those years.

Future minimum royalty payments under this agreement as of December 31 are as follows:

                2002                                                                                     $    -
                2003                                                                                        500,000
                2004                                                                                        500,000
                2005                                                                                        500,000
                2006                                                                                        500,000
                Thereafter                                                                                5,000,000
                                                                                                        ------------
                Total                                                                                    $7,000,000
                                                                                                        ============
During the years ended December 31, 2001 and 2000, the Company recorded $222,877 and $30,535, respectively, as royalty expense under this agreement.

The $2 million initial payment and associated costs of the settlement were capitalized by the Company and are being amortized over the ten-year period of the agreement.

6. COMMITMENTS AND CONTINGENCIES

Leases – The Company leases office space and certain equipment under noncancelable operating lease agreements. Rent expense for the years ended December 31, 2001 and 2000 was $640,197 and $525,774, respectively. Additionally, the Company leases equipment and furniture under capitalized leases. The capital leases are collateralized by the leased assets and are due in minimum monthly payments totaling $15,807, including imputed interest rates ranging from 8.8% to 13.0%. Interest expense relating to capital leases for the year ended December 31, 2001 and 2000 was $33,453 and $14,980, respectively.

Future minimum lease payments under leases as of December 31 are as follows:

                                                                                        Operating       Capitalized
                Year Ending                                                               Leases           Leases

                2002                                                                     $353,949        $ 189,689
                2003                                                                      173,107           82,935
                2004                                                                       34,316                -
                2005                                                                       13,027                -
                                                                                        ----------      -------------
                Total minimum lease payments                                             $574,399           272,624
                Less interest                                                                               (17,978)
                                                                                                        -------------
                Total capital lease obligations                                                             254,646
                Less current portion                                                                       (173,930)
                                                                                                        -------------

                Long term portion                                                                          $ 80,716
                                                                                                        =============
Assets under capitalized leases totaled $596,696 and $275,595 at December 31, 2001 and 2000, respectively, with associated accumulated depreciation and amortization of $201,626 and $64,306, respectively. Depreciation and amortization expense related to property and equipment under capital lease was $137,321 and $27,560 for the years ended December 31, 2001 and 2000, respectively.

Royalty Payments - On January 31, 1992, the Company signed an agreement with the University of Denver (University) for the use of certain facilities and services provided to the Company. The agreement requires the Company to pay the University royalties equal to six tenths of one percent (0.6%) of certain eligible revenues, as defined, that are in excess of cumulative eligible revenues of $8,000,000. The term of the royalty agreement is indefinite and, as of December 31, 2001, the Company's cumulative eligible revenues were $15,037,666. As of December 31, 2001, the Company has accrued for $14,936 due to the University.

Purchase Commitments - On October 19, 2001, the Company entered into an agreement with CP Kelco (Kelco) in which the Company made a $300,000 nonrefundable payment to Kelco that was used to purchase DHA processing equipment. The Company will be reimbursed for the payment through rebates on each kilogram of product purchased from Kelco. The agreement also requires the Company to purchase approximately $2.4 million of inventory per year through December 31, 2004.

7. INCOME TAXES

Income tax expense deferred from the amounts computed by applying the U. S. Federal rate of 34 percent to loss before taxes as a result of the following:

                                                                                        Year Ended December 31,
                                                                                       2001               2000

                Computed expected benefit                                          $ 5,621,074        $ 3,975,615
                Permanent items                                                        174,573            135,201
                State taxes                                                            505,236            357,338
                Change in valuation allowance                                       (6,300,883)        (4,468,154)
                                                                                  --------------     --------------
                Total                                                              $      -           $      -
                                                                                  ==============     ==============
Significant components of the Company's net deferred income taxes are as follows:

                                                                                                 December 31,
                                                                                         2001               2000

                Deferred tax assets:
                  Tax credits                                                      $   341,852        $   203,497
                  Net operating loss carryforwards                                  13,037,323          6,991,774
                  Other                                                                377,201            260,222
                                                                                  --------------     --------------

                Total assets                                                        13,756,376          7,455,493

                Valuation allowance                                                (13,756,376)        (7,455,493)
                                                                                  --------------     --------------

                Net deferred tax asset                                             $      -           $      -
                                                                                  ==============     ==============
The Company recognized a valuation allowance to the full extent of its deferred tax assets since the likelihood of realization of the benefit cannot be determined. At December 31, 2001, the Company had net operating loss carryforwards for federal income tax purposes of approximately $34,934,000, which will expire, if unused, in the year 2019 through the 2021

8. SUBSEQUENT EVENTS

License and Supply Agreement – On January 7, 2002, the Company entered into a License and Supply agreement with Luberski, Inc. (d.b.a. Hidden Villa Ranch (HVR)). Under the agreement, the Company licensed the Gold Circle Farms brand name along with certain technology relating to the production of DHA enhanced eggs in exchange for various purchase commitments of their DHA enhanced feed product. The license term begins January 7, 2002 and ends December 31, 2005. If HVR complies with the agreement, the Gold Circle Farms name and technology becomes their property beginning on January 1, 2006. At that time, HVR could potentially buy their feed ingredient from another vendor. Under the agreement, the Company’s operations will no longer include the production and distribution of DHA enriched eggs. In 2001, sales, cost of sales and direct operating costs for egg production and distribution were approximately $5.2 million, $4.5 million and $2.3 million, respectively. Under the license agreement, the Company will no longer receive revenues and incur the related costs from egg sales; however, the license agreement guarantees that minimum amounts of DHA enriched feed will be purchased from the Company by HVR through December 31, 2005. These minimum purchases increase during each year of the contract and the Company expects yearly purchases will exceed the minimum amount of purchases. In addition to revenues generated from DHA enriched feed sales, the Company will earn royalties from egg sales generated by HVR. HVR can terminate the license agreement at any time upon 120 days written notice. If the agreement is terminated the Company would then have the option to license the brand to a third party or to continue the production and distribution of DHA enriched eggs.

Option Exchange – In January 2002, the Company completed an option exchange. Under the terms of the option exchange, option holders were allowed to tender two existing stock options in exchange for one stock option with an exercise price of $0.50 per share, which was a 75 percent discount to the then-estimated fair market value of the Company’s common stock. Options granted under this exchange vest ratably over a three-year period. 4,210,540 options were tendered in the exchange and 2,105, 270 replacement options were issued.

Bridge Loan – In January 2002, the Company entered into a Bridge Loan Financing Agreement with a partnership comprised of certain shareholders of the Company. Under the terms of the agreement, the Company may borrow up to $5,000,000 with a 12 percent interest rate. Additionally, the Company issued 5,000,000 warrants with an exercise price of $0.01 per share to purchase shares of the Company’s common stock. The warrants were immediately vested upon issuance and are exercisable for a term of ten years. The agreement also provides that upon occurrence of certain events, including but not limited to a change in control or bankruptcy, the principal amount due under the loan will be increased by 100%. The loan is due the earlier of (i) April 30, 2002 or June 1, 2002 if the Company has entered into a written commitment prior to April 30, 2002 regarding an equity financing in the amount of at least $15,000,000, or a change in control transaction, (ii) termination of the commitment, or (iii) closing of an equity financing. As a result of the sale of the Company, as discussed below, the principal amount due increased to approximately $9.4 million plus accrued interest of approximately $100,000.

Sale of the Company – On March 25, 2002, the Company signed a definitive agreement to merge with Martek Biosciences Corporation in a tax-free, stock for stock merger. Under the terms of the agreement, OmegaTech shareholders will receive approximately $51.5 million worth of Martek common stock as the initial consideration, reduced for the payment of certain liabilities including the notes payable to shareholders of approximately $2.0 million, the bridge loan of approximately $9.5 million, discussed above, approximately $6.2 million of transaction expenses and severance payments and approximately $1.0 million for the Company’s negative working capital at the closing date, subject to adjustment to actual amounts. Additionally, OmegaTech shareholders may receive up to an additional $40 million worth of Martek common stock based on the attainment of certain earn-out criteria. The merger closed April 25, 2002. The combined company will operate as Martek Biosciences Corporation.

MARTEK BIOSCIENCES CORPORATION
INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On April 25, 2002, the Company acquired OmegaTech, Inc., a Delaware corporation ("OmegaTech"), by the statutory merger (the "Merger") of a wholly owned subsidiary of the Company, OGTAQ Corp., a Delaware corporation ("Merger Sub"), with and into OmegaTech. The Merger was accomplished pursuant to the Agreement and Plan of Merger dated as of March 25, 2002 by and among Martek, OmegaTech and the Merger Sub, as amended (the "Merger Agreement"). The Merger occurred following the approval of the Merger Agreement by the OmegaTech stockholders and the satisfaction of other closing conditions. Following the completion of the Merger, OmegaTech changed its name to Martek Biosciences Boulder Corporation.

Prior to the Merger, OmegaTech was a biotechnology company dedicated to the research, development and commercialization of “natural bioactive compounds” or “NBCs”, which are biologically active compounds that provide clinically proven preventative and therapeutic health benefits.

As a result of the Merger, Martek became the owner of 100% of the issued and outstanding common stock of OmegaTech and each outstanding share of OmegaTech common stock was converted into .04224 shares of Martek common stock. Options to purchase OmegaTech common stock pursuant to OmegaTech’s 1996 Stock Option Plan and certain non-plan option agreements were assumed by Martek and such options will remain outstanding as options to purchase shares of Martek common stock.

In exchange for the acquisition by Martek of all of the outstanding capital stock of OmegaTech, Martek issued a total of 863,157 shares of Martek common stock to former OmegaTech stockholders at the closing and Martek reserved, as of the closing, 154,589 shares of Martek common stock for issuance upon the exercise of options assumed pursuant to the Merger. In addition, at the closing, Martek issued to former OmegaTech stockholders and option holders non-transferable rights to receive, in the aggregate, up to 2,290,533 additional shares of Martek common stock, subject to certain adjustments, if certain operational and financial targets (“Milestones”) are achieved between April 25, 2002 and April 30, 2004. In no event will the aggregate number of Martek common stock issued pursuant to the Merger exceed 4,210,926 shares of Martek common stock. The shares of Martek common stock issued at the closing of the Merger were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D. Martek has filed a registration statement on Form S-3 to permit public resales of shares being issued to former OmegaTech stockholders at the closing.

At the closing and included in the 4,210,926 shares that may be issued in the Merger, Martek also issued 760,826 shares of Martek common stock (the “Directed Shares”) into various escrow accounts to satisfy OmegaTech’s pre-closing liabilities to certain lenders and vendors and issued on May 20, 2002 141,745 shares of Martek common stock to certain employees to satisfy certain liabilities of OmegaTech (the “Non Compete Shares”). The Directed Shares and the Non Compete Shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended. A number of shares equal to the Directed Shares that are not required to be used to pay those liabilities and any costs incurred in connection with such payment, will be distributed to former OmegaTech stockholders on a pro rata basis.

The aggregate purchase price of approximately $54,065,000, including acquisition costs, was allocated as follows:

        Trademarks                                                 $ 8,955,000
        Patents                                                      3,256,000
        Core technology                                              1,961,000
        Current products                                            11,434,000
        In-process research and development                         15,788,000
        Goodwill                                                    17,188,000
                                                             -------------------
                                                                    58,582,000
        Tangible net liabilities assumed, at fair value            (4,517,000)
                                                             -------------------
                                                                   $54,065,000
                                                             ===================

MARTEK BIOSCIENCES CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED OCTOBER 31, 2001
(in thousands, except per share data)

                                                                                 Pro Forma
                                    Martek Biosciences                          Adjustments         Pro Forma
                                       Corporation         OmegaTech, Inc.     (See Note 2)       Consolidated
                                   --------------------- -------------------- ----------------- ----------------
Revenues                                   $18,824                 $6,874              ---            $25,698
Costs and expenses:
    Cost of revenues                        12,554                  5,938              ---             18,492
    Research and
        development                         12,705                  5,919              ---             18,624
    Acquired in-process
        research and                                                                15,788  C             ---
        development                                                                (15,788) C             ---
    Selling, general and
        administrative                       7,969                 11,700             (383) A          19,286
    Other operating expenses                   565                    ---              ---                565
                                   --------------------- -------------------- ----------------- ----------------
Total costs and expenses                    33,793                23,557              (383)            56,967
                                   --------------------- -------------------- ----------------- ----------------
Income (loss) from
    operations                            (14,969)               (16,683)              383            (31,269)
Other income (expense),
    net                                       1,267                    150              56  B           1,473
                                   --------------------- -------------------- ----------------- ----------------
Net income (loss)                         (13,702)               (16,533)              439            (29,796)
                                   ===================== ==================== ================= ================
Net loss per share, basic
    and diluted                             ($0.73)                                                    ($1.44)
                                   =====================                                        ================
Weighted average shares
    outstanding                             18,864                                                     20,630  F
                                   =====================                                        ================

MARTEK BIOSCIENCES CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED APRIL 30, 2002
(in thousands, except per share data)

                                                                                 Pro Forma
                                    Martek Biosciences                          Adjustments         Pro Forma
                                       Corporation         OmegaTech, Inc.     (See Note 2)       Consolidated

Revenues                                  $17,393               $2,807                                 $20,200
Costs and expenses:
    Cost of revenues                       12,469                2,106                                  14,575
    Research and
        development                         6,233                1,842                                   8,075
    Acquired in-process
        research and                       15,788                                (15,788) C                ---
       development
    Selling, general and
        administrative                      4,191                6,285            (1,378) D              9,098
    Other operating expenses                   96                  ---               ---                    96
                                   --------------------- -------------------- ----------------- -----------------
Total costs and expenses                   38,777               10,233           (17,166)               31,844
Income (loss) from
    operations                            (21,384)              (7,426)           17,166               (11,644)
Other income (expense),
    net                                       520               (2,629)            2,629  E                520
                                   --------------------- -------------------- ----------------- -----------------
Net income (loss)                         (20,864)             (10,055)           19,795               (11,124)
                                   ===================== ==================== ================= =================
Net loss per share, basic
    and diluted                            ($1.01)                                                      ($0.50)
                                   =====================                                        =================
Weighted average shares
    outstanding                            20,708                                                       22,420  F
                                   =====================                                        =================

MARTEK BIOSCIENCES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised, as additional information becomes available. The pro forma financial information does not necessarily represent what the Company’s financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or the results of operations for any future period. These pro forma financial statements for both periods presented exclude the one time charge of $15.8 million for in-process research and development related to the Merger. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the audited and unaudited financial statements and notes incorporated by reference from Martek's 2001 Annual Report of Form 10-K and Martek's Quarterly Report on Form 10-Q for the quarter ended April 30, 2002 into this Form 8-K/A.

The unaudited pro forma condensed consolidated statement of operations for the year ended October 31, 2001 gives effect to the acquisition of OmegaTech as if the transaction had occurred on November 1, 2000. The unaudited pro forma condensed consolidated statement of operations includes the audited results of the Company for the year ended October 31, 2001 with the audited results of Omegatech for the year ended December 31, 2001. The unaudited pro forma condensed consolidated statement of operations for the six months ended April 30, 2002 gives effect to the acquisition of OmegaTech as if the transaction had occurred on November 1, 2001. The unaudited pro forma condensed consolidated statement of operations includes the results of the Company for the six months ended April 30, 2002 with the results of Omegatech for the six months ended March 31, 2002. The unaudited pro forma condensed consolidated balance sheet as of April 30, 2002 is not included herein because the acquisition of Omegatech occurred on April 25, 2002 and is therefore included Martek’s consolidated balance sheet included in Martek’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2002. The related audited historical financial statements of OmegaTech as of and for the years ended December 31, 2001 and 2000 are included elsewhere herein and should be read in conjunction with these unaudited pro forma condensed consolidated financial statements.

2. PRO FORMA ADJUSTMENTS

(A) Consists of the following adjustments:
-     $1,052,000 to record the net additional amortization expense as a result of the allocation of purchase price to identifiable intangible assets
-     ($441,000) to eliminate costs associated with OmegaTech’s settlement of a third party license agreement that was accounted for by the Company as part of the purchase price consideration
-     ($124,000) to give effect to reduced depreciation expense as a result of fair market value adjustments to OmegaTech machinery and equipment
-     ($656,000) to reduce labor costs for personnel restructuring implemented upon consumation of the Merger
-     ($214,000) to eliminate stock-based compensation for OmegaTech consultant options and options granted to OmegaTech employees at below fair market value. These options were converted to Martek options upon consummation of the Merger

(B) Consists of $56,000 to eliminate interest expense on an OmegaTech debt which was paid off upon consummation of the Merger

(C) To eliminate the portion of the OmegaTech purchase price that was allocated to in-process research and development and expensed as a one-time charge by Martek in the quarter ended April 30, 2002

(D) Consists of the following adjustments:
-     $518,000 to record the net additional amortization expense as a result of the allocation of purchase price to identifiable intangible assets
-     ($823,000) to eliminate acquisition related fees and expenses
-     ($334,000) to eliminate costs associated with OmegaTech’s settlement of a third party license agreement that was accounted for by the Company as part of the purchase price consideration
-     ($65,000) to give effect to reduced depreciation expense as a result of fair market value adjustments to OmegaTech machinery and equipment
-     ($292,000) to reduce labor costs for personnel restructuring implemented upon consumation of the Merger
-     ($382,000) to eliminate stock-based compensation for OmegaTech consultant options and options granted to OmegaTech employees at below fair market value. These options were converted to Martek options upon consummation of the Merger

(E) Consists of the following adjustments:
-     $2,448,000 to eliminate interest expense related to the issuance of warrants in an OmegaTech bridge financing in January 2002 which was paid off upon consummation of the Merger
-     $181,000 to eliminate interest expense on an OmegaTech debt which was paid off upon consummation of the Merger

(F) Pro forma weighted average shares include approximately 1,766,000 shares assumed outstanding for the six-month period ended April 30, 2002 and for the year ended October 31, 2001 in connection with the pro forma completion of the merger on November 1, 2001 and November 1, 2000, respectively. Stock options and warrants outstanding have been excluded from the calculation because their effect is anti-dilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEK BIOSCIENCES CORPORATION (Registrant)

Date: July 5, 2002	/s/ Peter L. Buzy Peter L. Buzy, Chief Financial and Accounting Officer